Exhibit 10.15

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

(“LANDLORD”)

AND

DYYNO, INC., a California corporation

(“TENANT”)

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company (“Landlord”), and DYYNO, INC., a California corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter-Intentionally Omitted); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions) and Exhibit F-1 (Furniture).

1	BASIC LEASE INFORMATION

	1.1	Date:		October 31, 2008

	1.2	Premises.

		1.2.1	“Building”:	2100 Geng Road, Palo Alto, California, commonly known as 2100 Building.

		1.2.2	“Premises”:

Subject to Section 2.1.1, 9,372 rentable square feet of space located on the first floor of the Building and commonly known as Suite 103, the outline and location of which is set forth in Exhibit A. If the Premises includes any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

		1.2.3	“Property”:

The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

		1.2.4	“Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

	1.3	Term

		1.3.1	Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

		1.3.2	“Commencement Date”:

The earlier of (i) the first date on which Tenant conducts business in the Premises pursuant to this Lease, or (ii) November 1, 2008; provided, however, that if Landlord fails to deliver the Premises to Tenant pursuant to this Lease on or before the date described in the preceding clause (ii) as a result of any holdover or unlawful possession by another party, the Commencement Date shall be the date on which Landlord delivers possession of the Premises to Tenant pursuant to this Lease free from occupancy by any party.

		1.3.3	“Expiration Date”:	The last day of the 18th full calendar month commencing on or after the Commencement Date.

1.4	“Base Rent”:

	Period During Term	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent

	Commencement Date through last day of 12th full calendar month of Term	$18.00	$1.50	$14,058.00

	13th full calendar month of Term through Expiration Date	$30.00	$2.50	$23,430.00

Notwithstanding the foregoing, so long as no Default (defined in Section 19.1) exists, Tenant shall be entitled to an abatement of Base Rent, in the amount of: $14,058.00 for the month January 2009. If Tenant timely exercises its Extension Option pursuant to the terms and conditions set forth in Section 3 of Exhibit F attached hereto and the Term is extended in accordance with the terms thereof, Tenant shall receive an abatement of Base Rent for the month of January 2010.

1.5	Intentionally Omitted.

1.6	“Tenant’s Share”:	18.9096% (based upon a total of 49,562 rentable square feet in the Building), subject to Section 2.1.1.

Notwithstanding any contrary provision hereof: (a) so long as no Default (defined in Section 19.1) exists, Tenant shall not be required to make payments pursuant to Section 4.4.2 for the month of January 2009; and (b) for purposes of Sections 4.1 and 4.4.1, the sum of Tenant’s Share of Expenses (defined in Section 4.2.2) plus Tenant’s Share of Taxes (defined in Section 4.2.3) for any calendar year shall be reduced to the extent of the fraction obtained by dividing (i) the number of calendar months in such calendar year, if any, for which, pursuant to the preceding clause (a), Tenant is not required to make payments pursuant to Section 4.4.2, by (ii) the number of calendar months in such calendar year that occur within the Term.

Notwithstanding any contrary provision hereof: (a) so long as Tenant timely exercises its Extension Option pursuant to the terms and conditions set forth in Section 3 of Exhibit F attached hereto and the Term is extended in accordance with the terms thereof; and (b) no Default (defined in Section 19.1) exists, Tenant shall not be required to make payments pursuant to Section 4.4.2 for the month of January 2010. For purposes of Sections 4.1 and 4.4.1 the sum of Tenant’s Share of Expenses (defined in Section 4.2.2) plus Tenant’s Share of Taxes (defined in Section 4.2.3) for any calendar year shall be reduced to the extent of the fraction obtained by dividing (i) the number of calendar months in such calendar year, if any, for which, pursuant to the preceding clause (b), Tenant is not required to make payments pursuant to Section 4.4.2 by (ii) the number of calendar months in such calendar year that occur within the Term.

1.7	“Permitted Use”:	General office use consistent with a first-class office building.

1.8	“Security Deposit”:	$15,000.00, as more particularly described in Section 21.

	Prepaid Base Rent:	$14,058.00, as more particularly described in Section 3.

		Prepaid Additional Rent:	$8,864.35, as more particularly described in Section 3.

	1.9	Parking:	Thirty-one (31) unreserved parking spaces, at the rate of $0 per space per month during the initial Term, as such rate may be adjusted from time to time to reflect Landlord’s then current rates.

Zero (0) reserved parking space(s), at the rate of $0 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates.

	1.10	Address of Tenant:	Before the Commencement Date:

From and after the Commencement Date: the Premises.

	1.11	Address of Landlord:	Equity Office
2655 Campus Drive
Suite 100
San Mateo, California 94403
Attn: Building manager

with copies to:

Equity Office
2655 Campus Drive
Suite 100
San Mateo, California 94403
Attn: Managing Counsel

and

Equity Office
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
Attn: Lease Administration

	1.12	Broker(s):

Patty McGuigan and Lei-Lani Keelan of Cornish & Carey Palo Alto (“Tenant’s Broker”), representing Tenant, and Cherie Wittry and Patty McGuigan of Cornish and Carey Palo Alto (“Landlord’s Broker”), representing Landlord.

	1.13	Building Hours and Holidays:

“Building Hours” mean 8:00 a.m. to 6:00 p.m.. Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other buildings comparable to and in the vicinity of the Building (collectively, “Holidays”).

	1.14	“Transfer Radius”:	None.

	1.15	‘‘Tenant Improvements”:	Defined in Exhibit B, if any.

	1.16	“Guarantor”:	As of the date hereof, there is no Guarantor.

2	PREMISES AND COMMON AREAS.

	2.1	The Premises.

		2.1.1	Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and

Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, or the amount of any tenant allowance applicable to, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2                     Except as expressly provided herein, the Premises is accepted by Tenant in its condition and configuration existing on the date hereof (or in such other condition and configuration as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the condition of the Premises, the Building or the Project or their suitability for Tenant’s business. By taking possession of the Premises pursuant to this Lease, Tenant acknowledges that the Premises and the Building are then in the condition and configuration required hereunder.

2.2                               Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3                                         RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder and the installment of Additional Rent for Expenses and Taxes for the first full calendar month for which such Additional Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or Landlord’s designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 18% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4                                         EXPENSES AND TAXES.

4.1                               General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of Expenses for such Expense Year, plus (b) Tenant’s Share of Taxes for such Expense Year. Tenant’s Share of Expenses and Tenant’s Share of Taxes for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2                               Definitions. As used herein, the following terms have the following meanings:

4.2.1                     “Expense Year” means each calendar year in which any portion of the Term occurs.

4.2.2                     “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and quality of the Building. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) payments under any equipment- rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, or to reduce current or future Expenses or to enhance the safety or security of the Property or its occupants, (B) required to comply with present or anticipated conservation programs, (C) replacements or modifications of nonstructural items located in the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (D) required under any Law; (xiii) the cost of tenant-relation programs reasonably established by Landlord; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be amortized (including actual or imputed interest on the amortized cost) over such period of time as Landlord shall reasonably determine); (b) depreciation; (c) principal payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) except as provided in clause (xiii) above, costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases; (j) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (k) expenses for which Landlord has received actual reimbursement (other than through Expenses); provided, however, that nothing in this clause (k) shall require Tenant to pay to Landlord the amount of any Expense that is owed by another tenant of the Property but remains unpaid by such tenant.

If, in any Expense Year, the Property is not 100% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself), Expenses for such year shall be determined as if the Property had been 100% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants) throughout such year.

4.2.3                     “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) any assessment, tax, fee, levy or charge allocable or measured by the area of the Premises or by the Rent payable hereunder, including any business, gross income, gross receipts, sales or excise tax with respect to the receipt of such Rent. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any Expenses, and (iii) any items required to be paid by Tenant under Section 4.5.

4.3                               Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4          Calculation and Payment of Expenses and Taxes.

4.4.1       Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses and Taxes for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Landlord shall use reasonable efforts to deliver the Statement on or before June 1 of the calendar year immediately following the calendar year to which it applies. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2       Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses (the “Estimated Expenses”) and Taxes (the “Estimated Taxes”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes, as such amounts are set forth in the previous Estimate Statement. Landlord shall use reasonable efforts to deliver the Estimate Statement on or before January 1 of the calendar year to which it applies. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3       Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Taxes, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5          Charges for Which Tenant Is Directly Responsible. Tenant shall pay, 10 days before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, upon demand, shall repay to Landlord the amount so paid. If the Leasehold Improvements (defined in Section 7.1) are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5. Notwithstanding any contrary provision hereof, Tenant shall pay, 10 days before delinquency, (i) any rent tax, sales tax, service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this transaction or this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

5              USE; COMPLIANCE WITH LAWS. Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Building, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, or (ii) the use, condition, configuration or occupancy of the Premises. If in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to the Base Building or Common Areas becomes required under Law as a result of any Tenant-Insured Improvement (defined in Section 10.2.2)

or any use of the Premises other than general office use, Tenant, upon demand, shall at Landlord’s option, either (x) pay Landlord the cost of making such change and pay Landlord a coordination fee equal to 10% of the cost of such change or (y) make such change at Tenant’s cost. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

6              SERVICES.

6.1          Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building Hours; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; and (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service).

6.2          Above-Standard Use. Landlord shall provide HVAC service outside Building Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3          Interruption. Any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than five (5) consecutive business days after notice from Tenant to Landlord by a Service Interruption that Landlord can correct through reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible.

7              REPAIRS AND ALTERATIONS.

7.1          Repairs. Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises that are not Landlord’s express responsibility hereunder, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving Tenant, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23). Notwithstanding the foregoing, if Tenant is in Default of its repair and/or maintenance obligations hereunder (or in the case of any emergency), Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 10% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas. As used herein, “Base Building” means the structural portions of the Building, together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2          Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) provided that Landlord receives 10 business days’ prior notice. For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work; provided, however, that this clause (d) sentence shall not apply to any Tenant Improvements constructed pursuant to Exhibit B, if any.

7.3          Tenant Work. Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8              LANDLORD’S PROPERTY.  All Leasehold Improvements shall become Landlord’s Property upon installation and without compensation to Tenant. Notwithstanding the foregoing, unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall (a) remove any Tenant-Insured Improvements, (b) repair any resulting damage to the Premises or Building, and (c) restore the affected portion of the Premises to its condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a building-standard tenant-improved condition as determined by Landlord). If Tenant fails to complete such removal, repair or restoration when required, Landlord may do so at Tenant’s expense.

9              LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10           INDEMNIFICATION; INSURANCE.

10.1        Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 18), their (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by the gross negligence or willful misconduct of any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, (b) occupancy of the Premises by, or any negligence or willful misconduct of, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees, or (c) any breach by Tenant of any representation, covenant or other term contained herein, except to the extent such Claim arises from the gross negligence or willful misconduct of any Landlord Party.

10.2        Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1     Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

10.2.2     Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3     Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

10.3        Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled or materially changed without 30 days’ prior notice to Landlord, except that 10 days’ prior notice may be given in the case of nonpayment of premiums. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least 30 days before any termination or material change to the policies, except that 10 days’ prior notice may be given in the case of nonpayment of premiums. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds.

10.4        Subrogation. Subject to Section 11, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 10.4 any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

10.5        Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11           CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises, or to the Common Areas necessary for access to the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 270 days after commencement, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises is affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) the damage occurs during the last 12 months of the Term; or (iv) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises and the Common Areas necessary for access to the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to the Premises. Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements. If the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises or any Common Area necessary for Tenant’s access to the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is untenantable or inaccessible and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12           NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13           CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

14           ASSIGNMENT AND SUBLETTING.

14.1        Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 30 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2        Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

14.2.1     The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2     The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3     The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4     In the case of a proposed sublease, license or other occupancy agreement, the rent or occupancy fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than 95% of the rent being quoted by Landlord or its Affiliate (defined in Section 14.8) at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis; or

14.2.5     The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project or in another comparable project owned by Landlord or an Affiliate of Landlord within the Transfer Radius.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3        Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of art assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee; (b) in the case of a sublease, license or other occupancy agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for the term of such agreement; and (c) in the case of a Change of Control, any consideration (including payment for Leasehold Improvements) paid by the new controlling party(ies) to the prior controlling party(ies) on account of this Lease. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment or a Change of Control, within 10 days after Tenant or the prior controlling party(ies), as the case may be, receive(s) the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, on the first day of each month during the term of such agreement, in the amount of 50% of the amount by which the rent and other consideration paid by the transferee to Tenant under such agreement for such month (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for such month.

14.4        Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), Landlord, by notifying Tenant within 30 days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated

Transfer Space as of the Contemplated Effective Date; provided, however, Tenant, within 5 days after receipt of Landlord’s notice of intent to recapture the Contemplated Transfer Space, may withdraw its request for consent to the Transfer. In that event, Landlord’s election to recapture the Premises (or applicable portion thereof) shall be null and void and of no force and effect. If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5        Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder.

14.6        Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of 25% or more of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties that did not own a Controlling Interest immediately before such transaction(s). As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the direct or indirect power to direct the ordinary management and policies of Tenant, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange).

14.7        Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8        Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, assign this Lease to (a) an Affiliate of Tenant, (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of such Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than the Net Worth of Tenant immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) the transferee is qualified to conduct business in the State of California; and (v) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

15           SURRENDER. Upon the expiration or earlier termination hereof, and subject to Section 8 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, business and trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16           HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17           SUBORDINATION; ESTOPPEL CERTIFICATES. This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

18           ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19           DEFAULTS; REMEDIES.

19.1        Events or Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1     Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after notice; or

19.1.2     Except where a specific time period is otherwise set forth for Tenant’s performance herein (in which event the failure to perform by Tenant within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition hereof where such failure continues for 30 days after notice from Landlord; provided that if such failure cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such failure if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice; or

19.1.3     Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

19.1.4     Any failure by Tenant to observe or perform the provisions of Sections 5, 14, 17 or 18 where such failure continues for more than two (2) business days after notice from Landlord (except to the extent that a longer period of time is specified thereunder); or

19.1.5     Tenant becomes in breach of Section 25.3.

If Tenant defaults under a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent violation of such provision shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2        Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1     Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)           The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b)           The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)           The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(d)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e)           At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2     Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3     Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3        Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4        Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any failure of Landlord to meet its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been given notice.

20           LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof: (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the Landlord’s interest in the Building; (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

21           SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any breach by Tenant, or compensate Landlord for any other loss or damage caused by such breach. If Landlord so applies any portion of the Security Deposit, Tenant, within three (3) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22           RELOCATION. Landlord, after giving notice, may move Tenant to other space in the Project comparable in size and utility to the Premises; provided, however, Tenant shall not be obligated to move until such space satisfies the criteria set forth in this Section 22. In such event, all terms hereof shall apply to the new space, except that Base Rent and Tenant’s Share shall not increase as a result of such relocation. Landlord, at its expense, shall provide Tenant with tenant improvements in the new space at least equal in quality to those in the Premises and shall move Tenant’s effects to the new space. Landlord shall reimburse Tenant for Tenant’s reasonable moving, re-cabling and stationery-replacement costs. The parties shall execute a written agreement prepared by Landlord memorializing the relocation.

23           COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

24           PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9, provided that no such fees shall be payable during the initial Term. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant, its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25           MISCELLANEOUS.

25.1        Notices. No notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2        Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Sections 3, 4, 5, 21 or 25.3 or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project.

25.3        Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) each party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is not, and at no time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofacitllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4        Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide initial identifying signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5        Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.6        Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.7        Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF

LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.8        Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2) and 1933(4). Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure § 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

25.9        Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.10      Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.11      Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

By:	/s/ John C. Moe
Name:	John C. Moe
Title:	Market Managing Director

TENANT:

DYYNO, INC., a California corporation

By:	/s/ Uri Raz
Name:	Uri Raz
Title:	C.E.O.
[chairman][president][vice-president]

By:
Name:
Title:
[secretary][assistant secretary][chief financial officer][assistant treasurer]

EXHIBIT A

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

OUTLINE OF PREMISES

See Attached

Exhibit A

1

[FLOOR PLAN

2100 Geng Rd

First Floor]

EXHIBIT B

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

WORK LETTER

Intentionally Omitted

Exhibit B

1

EXHIBIT C

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

CONFIRMATION LETTER

                                         , 2008

To:

Re:                             Office Lease (the “Lease”) dated                            , 2008, between EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company (“Landlord”), and DYYNO, INC., a California corporation (“Tenant”), concerning Suite 103 on the first floor of the building located at Palo, Alto, California.

Lease ID:

Business Unit Number:

Dear	:

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.                                      The Commencement Date is                             and the Expiration Date is                                                   .

2.                                      The exact number of rentable square feet within the Premises is 9,372 square feet, subject to Section 2.1.1 of the Lease.

3.                                      Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is 18.9096%, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Exhibit C

1

Agreed and Accepted as of                           , 200   .

“Tenant”:

DYYNO, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

Exhibit C

2

EXHIBIT D

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.             Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2.             All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.             Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.             No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5.             No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6.             Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.             No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8.             The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage,

Exhibit D

1

stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9.             Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10.          Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11.          No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises or about the Project, except for such substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all Laws. Without limiting the foregoing, Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in the Premises or about the Project.

12.          Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13.          Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.          Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.          No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16.          The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17.          Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18.          Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.          Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls.

20.          Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate.

Exhibit D

2

21.          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.          Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23.          No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must he fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24.          Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25.          Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26.          Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27.          Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28.          All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29.          Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30.          No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31.          Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

Exhibit D

3

EXHIBIT E

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

JUDICIAL REFERENCE

IF (AND ONLY IF) THE JURY-WAIVER PROVISIONS OF SECTION 25.7 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter — except for copies ordered by the other parties — shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.5 of this Lease. The venue of the proceedings shall be in the county in which the Premises is located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises is located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

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EXHIBIT F

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

ADDITIONAL PROVISIONS

1.             Additional Provisions. Notwithstanding anything to the contrary contained in the Lease:

A.                                    Permitted Use. No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

B.                                    Subordination and Attornment. The Lease shall be subject and subordinate to any Security Agreement, or any loan document secured by any Security Agreement (a “Loan Document”), existing as of the date of mutual execution and delivery of the Lease, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. In the event of the enforcement by any Security Holder of any remedy under any Security Agreement or Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under the Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under the Lease (but the Security Holder, or such successor, shall he subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under the Lease to maintain a fitness facility at the Property. Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such adornment. Notwithstanding the foregoing, in the event the Security Holder shall have entered into a separate subordination, adornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Security Holder or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

C.                                    Proceeds.

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1.                                      As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any taking by condemnation or eminent domain (“Taking”) of, or any casualty or other damage or injury to, the Property or any part thereof.

2.                                      Nothing in the Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under the Lease to receive or retain any Proceeds.

3.                                      Nothing in the Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder in accordance with the terms of the applicable Loan Documents. However, if, in the event of any casualty or partial Taking, any obligation of Landlord under the Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate the Lease effective 10 days after the date of such termination notice.

2.                                      Furniture. Tenant shall have the right to use the furniture listed on Exhibit F-1 (the “Furniture”) during the Term, at no additional cost except as hereinafter provided. Tenant agrees that the Furniture is in its “as is” condition and in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the suitability for Tenant’s use, the condition or any other matter relating to the Furniture. Tenant, at its sole cost and expense, shall maintain the Furniture in good condition and repair during the Term and in accordance with the conditions and requirements described in any warranties issued by the manufacturer of the Furniture and delivered to Tenant. In the event of any damage to the Furniture, Tenant shall provide written notice to Landlord of such damage and Tenant shall make any and all repairs that are necessary at Tenant’s sole cost and expense. If Tenant fails to make any repairs to the Furniture for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs. At all times during the Term, Tenant shall cause the Furniture to be insured pursuant to the provisions of Section 10.2 above. Tenant agrees that notwithstanding anything to the contrary contained in this Lease, the Furniture is owned by Landlord and,

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upon the expiration or earlier termination of this Lease, all Furniture shall be returned to Landlord in the same condition as of the date of this Lease, reasonable wear and tear excepted.

3.             Extension Option.

A.                                    Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one additional period of six (6) months commencing on the day following the Expiration Date and ending on the sixth (6th) month anniversary of the Expiration Date (the “Extension Term”), if:

1.                                      Landlord receives notice of exercise (“Extension Notice”) not less than 90 days and not more than 120 days before the Expiration Date.

2.                                      Tenant is not in default under the Lease beyond any applicable cure period when Tenant delivers its Extension Notice or when the Prevailing Market (defined below) rate for the Extension Term is determined pursuant to Subsection C below;

3.                                      No part of the Premises is sublet (other than pursuant to a Permitted Transfer) when Tenant delivers its Extension Notice or when the Prevailing Market rate for the Extension Term is determined pursuant to Subsection C below; and

4.                                      The Lease has not been assigned (other than pursuant to a Permitted Transfer) before the Prevailing Market rate for the Extension Term is determined pursuant to Subsection C below.

B.                                    Terms Applicable to Extension Term.

1.                                      During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

2.                                      During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease.

C.                                    Procedure for Determining Prevailing Market. Within 30 days after receiving Tenant’s Extension Notice, Landlord shall give Tenant notice of Landlord’s estimate of the Base Rent rate for the Extension Term (the “Base Rent Notice”), which shall reflect the Prevailing Market rate. Within 15 days after receiving the Base Rent Notice, Tenant shall give Landlord either (i) written notice (“Binding Notice”) accepting the Base Rent rate described in the Base Rent Notice, or (ii) written notice (the “Rejection Notice”) rejecting such Base Rent rate. If Tenant fails to give Landlord a Binding Notice or a Rejection Notice within such 15-day period, the Extension Option shall be of no further force or effect. If Tenant timely gives Landlord a Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate

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for the Extension Term. If, within 30 days after timely delivery of a Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Tenant’s Extension Option shall be of no further force or effect.

D.                                    Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Subsection C above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the Expiration Date, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Subsection C above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

E.                                     Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Palo Alto, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

F.                                      Subordination. Notwithstanding anything herein to the contrary, Tenant’s Extension Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or the Project existing on the date hereof.

4.                                      Contingency. This Lease is expressly contingent upon Landlord entering into a termination agreement (the “Termination Agreement”) with the existing tenant (the “Existing Tenant”) located in the Premises. If the Termination Agreement has not been executed and delivered by Landlord and Existing Tenant (in each parties sole and absolute discretion) on or before November 1, 2008, then this Lease shall be null and void and of no force or effect.

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EXHIBIT F-1

EMBARCADERO PLACE

2100 BUILDING

2100 GENG ROAD

PALO ALTO, CALIFORNIA

FURNITURE

Exhibit G

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Standing Inventory 2100 Geng Road Palo Alto

Open Area

23ea. Teknion 8x8 workstations

33ea. Chairs

5ea. 2 Drawer lateral files

1ea. 3 Drawer lateral files

3ea. Bookcases

1ea. Vertical files

2ea. Storage Cabinets

Lobby

2ea. Lobby Chairs

1ea. Occasional table

1ea. Coffee Table

lea. 2 Drawer storage cabinet

lea. 30”x60” glass Table

2eaa. Stack chairs

Breakroom

2ea. Round tables

21ea. Stack chairs

2ea. 30x60 folding tables

1ea. 4’x3’ cork board

2ea. Food racks

Conference Room

1ea. 14’x54” Conference Table

14ea. Conference chairs

1ea. 60”x20” table

1ea. 48”x72” Mobile White Board

Death Valley Conference Table

1ea. 6’ Futon

1ea. 8’x4’ White Board

Shasta Conference Room

1ea. 10’x54” conference Table

5ea. Conference Chairs

4ea. Stack Chairs

1ea. 8’x4’ White Board

Private OFFICES

1ea. 30x60 folding table

4ea. 4’x3’ White Boards

3ea. 4x6 White Boards

2ea. Cork Boards

2ea. 2 hi bookcases

3ea. 3 hi Bookcases

1ea. 4 hi bookcases

1ea. 5 hi Bookcases

4ea. 30” Storage cabinets

1ea. Mail Sorter

3ea. 2 Drawer lateral files

2ea 2 drawer storage cabinets

lea. Vertical fire file

lea. 42” Round table

4ea. U Shaped desk units

17ea. Task Chairs

12ea. Guest chairs

1ea. 30x60 desk

1ea. 42” return

1ea. 72x30 desk

1ea. 8’x42” oval conference Table

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of September 22, 2009, by and between EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company (“Landlord”), and DYYNO, INC., a California corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant are parties to that certain lease dated October 31, 2008 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 9,372 rentable square feet (the “Premises”) described as Suite 103 on the first floor of the building commonly known as 2100 Building located at 2100 Geng Road, Palo Alto, California (the “Building”).

B.                                    The Lease will expire by its terms on April 30, 2010 (the “Prior Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Extension. Although the term of the Lease is scheduled to expire on the Prior Expiration Date, the parties wish to recalculate the Base Rent as of November 1, 2009 (the “Reset Date”). In addition, the term of the Lease is hereby extended until April 30, 2012 (the “Extended Expiration Date”). The portion of the term of the Lease commencing on the Reset Date and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.

2.                                      Base Rent. Notwithstanding anything to the contrary in Lease, effective as of the Reset Date through the Extended Term, the schedule of Base Rent shall be as follows:

Period of Extended Term	Annual Rate Per Square Foot	Monthly Base Rent
11/1/09 - 4/30/10	$16.20	$12,652.20
5/1/10 - 3/31/11	$16.68	$13,027.08
4/1/11 - 4/30/12	$17.16	$13,401.96

Notwithstanding the foregoing, so long as no Default exists, Tenant shall be entitled to an abatement of Base Rent, in the amount of $13,027.08 per month, for the calendar months of May 2010 and June 2010.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

3.                                      Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.                                      Expenses and Taxes. With respect to the Extended Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, Tenant shall not be required to pay Tenant’s Share of Expenses and Taxes for the calendar months of May 2010 and June 2010.

5.                                      Improvements to Premises.

5.1.                            Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements. representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

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5.2.                            Responsibility for Improvements to Premises. Landlord shall perform improvements to the Premises in accordance with the Work Letter attached hereto as Exhibit A.

6.                                      Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

6.1.                            Deletions. (i) The last sentence of the last paragraph in Section 1.4 of the Lease; (ii) The last paragraph of Section 1.6 of the Lease; (iii) Section 3 (Extension Option) of Exhibit F to the Lease; and (iv) Section 4 (Contingency) of Exhibit F to the Lease are all hereby deleted in their entirety and are of no further force or effect.

6.2.                            Second Extension Option.

A.                                    Grant of Option; Conditions. Tenant shall have the right (the “Second Extension Option”) to extend the Extended Term for one additional period of two (2) years commencing on the day following the Extended Expiration Date and ending on the second anniversary of the Extended Expiration Date (the “Second Extension Term”), if:

1.                                      Not less than 4 and not more than 6 full calendar months before the Extended Expiration Date, Tenant delivers written notice to Landlord (for purposes hereof, the “Extension Notice”) electing to exercise the Second Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 6.2.E below) rate for the Second Extension Term;

2.                                      Tenant is not in default under the Lease, as amended, beyond any applicable cure period when Tenant delivers the Extension Notice;

3.                                      No part of the Premises is sublet (other than pursuant to a Permitted Transfer) when Tenant delivers the Extension Notice; and

4.                                      The Lease, as amended, has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

B.                                    Terms Applicable to Second Extension Term.

1.                                      During the Second Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to 95% of the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease, as amended.

2.                                      During the Second Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease, as amended.

C.                                    Procedure for Determining Prevailing Market. Within 30 days after receiving the Extension Notice. Landlord shall give Tenant either (i) written notice (for purposes hereof, “Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Second Extension Term stated in the Extension Notice, or (ii) written notice (for purposes hereof, “Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Second Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either

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(i) written notice (for purposes hereof, “Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Second Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (for purposes hereof, “Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Second Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Tenant’s Second Extension Option shall be of no further force or effect.

D.                                    Extension Amendment. If Tenant is entitled to and properly exercises its Second Extension Option, and if the Prevailing Market rate for the Second Extension Term is determined in accordance with Section 6.2.C above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (for purposes hereof, the “Extension Amendment”) reflecting changes in the Base Rent, the term of the Lease, the expiration date of the Lease, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Second Extension Term in accordance with Section 6.2.C above, an otherwise valid exercise of the Second Extension Option shall be fully effective whether or not the Extension Amendment is executed.

E.                                     Definition of Prevailing Market. For purposes of this Second Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Palo Alto, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease, as amended, and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease, as amended.

F.                                      Subordination. Notwithstanding anything herein to the contrary, Tenant’s Second Extension Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or the Project existing on the date hereof.

7.                                      Miscellaneous.

7.1.                            This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any free rent, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

7.2.                            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

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7.3.                            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

7.4.                            Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

7.5.                            The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.6.                            Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Sushma Malhotra of Cresa Partners) claiming to have represented Tenant in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

7.7.                            Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

	By:	/s/ Kenneth Young

	Name:	Kenneth Young

	Title:	Vice President - Leasing

TENANT:

DYYNO, INC., a California corporation

By:	/s/ Raj Jaswa

Name:	Raj Jaswa

Title:	CEO & President

By:

Name:

Title:

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EXHIBIT A

TENANT WORK LETTER

As used in this Exhibit A (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Work Letter is a part. “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1                                         ALLOWANCE. [Intentionally Omitted.]

2                                         WORK LIST.

2.1          Tenant Improvement Work. Landlord shall perform improvements to the Premises in accordance with the following work list (the “Work List”) using Building-standard methods, materials and finishes.

WORK LIST

ITEM
1.	Paint accent walls in the conference room and reception area located in the interior of the Premises. Tenant to choose color from Landlord’s Building standard colors.

2.2                               Responsibility for Approving Work List. Tenant shall be responsible for ensuring that all elements of the design of the Tenant Improvement Work are suitable for Tenant’s use of the Premises, and neither the preparation nor the approval of the Work List by Landlord shall relieve Tenant from such responsibility.

2.3                               Time Deadlines. Tenant shall use its best efforts to cooperate with Landlord and its contractors and other consultants to provide any necessary approvals relating to the Work List and obtain any necessary permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.

3                                         CONSTRUCTION.

3.1          Contractor. A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors. mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2          Cost of Tenant Improvement Work. Except as provided in Section 3.3.3 below, the Tenant Improvement Work shall be performed at Landlord’s expense.

3.3          Construction

3.3.1       Over-Allowance Amount. [Intentionally Omitted.]

3.3.2       Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Work List.

3.3.3       Revisions to Work List. The Work List shall not be revised without Landlord’s agreement, which agreement may be withheld or conditioned in Landlord’s sole and absolute discretion. If Tenant requests any revision to the Work List, Landlord shall provide Tenant with notice approving or disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of

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any resulting change in the cost of the Tenant Improvement Work, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Tenant shall reimburse Landlord, immediately upon demand, for any increase in the cost of the Tenant Improvement Work that results from such revision.

3.3.4       Contractor’s Warranties. Tenant waives all claims against Landlord relating to any latent defects in the Tenant Improvement Work. Notwithstanding the foregoing or any contrary provision of the Lease, if, within 10 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such latent defect, or (b) at Tenant’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit. As used herein, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4              COMPLETION. Tenant acknowledges and agrees that the Tenant Improvement Work may be performed during Building Hours before or after the Reset Date. Landlord and Tenant shall cooperate with each other in order to enable the Tenant improvement Work to he performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding any contrary provision of this Agreement, any delay in the completion of the Tenant Improvement Work or inconvenience suffered by Tenant during the performance of the Tenant Improvement Work shall not delay the Reset Date, nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

5              MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

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SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of January 30, 2012, by and between EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited company (“Landlord”), and DYYNO, INC., a California corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant are parties to that certain lease dated October 31, 2008, as previously amended by that certain First Amendment (“First Amendment”) dated September 22, 2009 (as amended, the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 9,372 rentable square feet (the “Premises”) described as Suite 103 on the first floor of the building commonly known as 2100 Building located at 2100 Geng Road, Palo Alto, California.

B.                                    The Lease will expire by its terms on April 30, 2012 (the “Extended Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows;

1.                                      Extension. The term of the Lease is hereby extended through April 30, 2014 (the “Second Extended Expiration Date”). The portion of the term of the Lease commencing on the date immediately following the Extended Expiration Date (the “Second Extension Date”) and ending on the Second Extended Expiration Date shall be referred to herein as the “Second Extended Term”.

2.                                      Base Rent. During the Second Extended Term, the schedule of Base Rent shall be as follows:

Period of Second Extended Term	Monthly Base Rent
5/1/12 - 4/30/13	$19,681.20
5/1/13 - 4/30/14	$20,271.64

Notwithstanding the foregoing, so long as no Default exists, Tenant shall be entitled to an abatement of Base Rent, in the amount of $19,681.20 per month, for the first two (2) consecutive full calendar months of the Second Extended Term.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

3.                                      Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.                                      Expenses and Taxes. During the Second Extended Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease.

5.                                      Improvements to Premises.

5.1.                            Condition of Premises. Tenant acknowledges that it is in possession of the Premises and agrees to accept it “as is” without any representation by Landlord regarding its condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

5.2.                            Responsibility for Improvements to Premises. Any improvements to the Premises performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease.

6.                                      Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

6.1.                            Deletion. Section 6.2 (Second Extension Option) of the First Amendment is hereby deleted in its entirety and is of no further force or effect.

6.2.                            Third Extension Option.

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A.            Grant of Option; Conditions. Tenant shall have the right (the “Third Extension Option”) to extend the Second Extended Term for one additional period of three (3) years commencing on the day following the Second Extended Expiration Date and ending on the third anniversary of the Second Extended Expiration Date (the “Third Extension Term”), if:

1.                                      Not less than 9 and not more than 12 full calendar months before the Second Extended Expiration Date, Tenant delivers written notice to Landlord (for purposes of this Section 6.2 the “Extension Notice”) electing to exercise the Third Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 6.2.E below) rate for the Third Extension Term;

2.                                      Tenant is not in default under the Lease, as amended, beyond any applicable cure period when Tenant delivers the Extension Notice;

3.                                      No part of the Premises is sublet (other than pursuant to a Permitted Transfer) when Tenant delivers the Extension Notice; and

4.                                      The Lease, as amended, has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

B.                                    Terms Applicable to Third Extension Term.

1.                                      During the Third Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease, as amended.

2.                                      During the Third Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease as amended.

C.                                    Procedure for Determining Prevailing Market. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (for purposes of this Section 6.2, “Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Third Extension Term stated in the Extension Notice, or (ii) written notice (for purposes of this Section 6.2, “Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Third Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (for purposes of this Section 6.2, “Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Third Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (for purposes of this Section 6.2, “Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Third Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Tenant’s Third Extension Option shall be of no further force or effect.

D.                                    Extension Amendment. If Tenant is entitled to and properly exercises its Third Extension Option, and if the Prevailing Market rate for the Third Extension Term is determined in accordance with Section 6.2.C above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (for purposes of this Section 6.2, the “Extension Amendment”) reflecting changes in the Base Rent, the term of the Lease, the expiration date of the Lease, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Third Extension Term in accordance with Section 6.2.C above, an otherwise valid exercise of the Third Extension Option shall be fully effective whether or not the Extension Amendment is executed.

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E.                                     Definition of Prevailing Market. For purposes of this Third Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Palo Alto, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease, as amended, and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease, as amended.

F.                                      Subordination. Notwithstanding anything herein to the contrary, Tenant’s Third Extension Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or the Project existing on the date hereof.

7.                                      Miscellaneous.

7.1.                            This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

7.2.                            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

7.3.                            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

7.4.                            Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

7.5.                            The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.6.                            Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than CRESA Partners) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation In Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

7.7.                            Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

By:	/s/ Kenneth Young

Name:	Kenneth Young

Title:	Vice President - Leasing

TENANT:

DYYNO, INC., a California corporation

By:	/s/ Raj Jaswa

Name:	Raj Jaswa

Title:	CEO

By:	/s/ Vamshi Sriperumbudur

Name:	Vamshi Sriperumbudur

Title:	VP of Marketing

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LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

This LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE (the “Consent Agreement”) is made effective as of March 1, 2013, by and among EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company (“Landlord”), DYYNO, INC., a California corporation (“Assignor”) and CARDIODX, INC., a Delaware corporation (“Assignee”).

RECITALS:

A.                                    Landlord, as landlord, and Assignor, as tenant, are parties to that certain lease dated October 31, 2008, which lease has been previously amended by that certain First Amendment dated September 22, 2009 and that certain Second Amendment dated January 30, 2012 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Assignor space currently containing approximately 9,372 rentable square feet (the “Premises”) described as Suite 103 on the first floor of the building commonly known as Embarcadero Place-2100 Building located at 2100 Geng Road, Palo Alto, California (the “Building”).

B.                                    Assignor and Assignee have entered into that certain agreement (“Assignment Agreement”) attached hereto as Exhibit A whereby Assignor assigned all of its right, title and interest in and to the Lease to Assignee.

C.                                    Assignor and Assignee have requested Landlord’s consent to the Assignment Agreement and the transaction described therein.

D.                                    Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.

NOW THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee agree as follows:

1.                                      Assignment Agreement. Assignor and Assignee hereby represent and warrant to Landlord that (a) a true, complete and correct copy of the Assignment Agreement is attached hereto as Exhibit A; and (b) the Assignment Agreement fully assigns to Assignee all of Assignor’s right, title and interest in the Lease (the “Transfer”).

2.                                      Representations. Assignor hereby represents and warrants to Landlord that Assignor (a) has full power and authority to assign its entire right, title and interest in the Lease to Assignee; (b) has not transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; (c) has full power and authority to enter into the Assignment Agreement and this Consent Agreement; and (d) is not in violation of Section 25.3(c) of the Lease. Assignee hereby represents and warrants to Landlord that Assignee has full power and authority to enter into the Assignment Agreement and this Consent Agreement.

3.                                      Assumption. Notwithstanding any contrary provision of the Assignment Agreement, Assignee, for itself and its successors and assigns, hereby assumes and agrees to perform and be bound by all of the obligations of the tenant under the Lease, including, but not limited to, the obligation to pay Landlord for all adjustments of rent and other additional charges payable under the Lease; provided, however, Assignee shall have no obligation to perform any obligations of Assignor under the Lease

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except to the extent accruing on and after the Effective Date (as such term is defined in Article I of the Assignment Agreement) of the Assignment Agreement.

4.                                      No Release or Amendment. Nothing in the Assignment Agreement or this Consent Agreement shall be deemed to (a) release Assignor from any of its obligations under the Lease (including, without limitation, for any Monthly Rent obligation with respect to the period commencing on December 1, 2012 and ending on the Effective Date of the Assignment Agreement), (b) confer upon Assignor or Assignee any greater rights than those conferred in the Lease, (c) diminish any right of Landlord under the Lease, or (d) otherwise amend the Lease in any respect. Assignor and Assignee acknowledge that, notwithstanding any contrary provision of the Assignment Agreement, Landlord is neither a party to, nor bound by any provision of, the Assignment Agreement.

5.                                      Review Fee. Upon Assignor’s execution and delivery of this Consent Agreement, Assignee shall pay to Landlord the amount of $1,500.00 in consideration for Landlord’s review of the Assignment Agreement and preparation of this Consent Agreement.

6.                                      Landlord’s Consent. In reliance upon the provisions of this Consent Agreement, Landlord hereby consents to the Transfer. This Consent Agreement shall not constitute a waiver of the obligation of the tenant under the Lease to obtain Landlord’s consent to any subsequent assignment, sublease or other transfer under the Lease, nor shall it constitute a waiver of any existing default under the Lease.

7.                                      Notice Address. Any notices to Assignee shall be effective when served to Assignee at the Premises in accordance with the terms of the Lease and with a copy to CardioDx, Inc., 2500 Faber Place, Palo Alto, California, 94303. From and after the effective date of the Assignment Agreement, notices to Assignor shall be served at the following address: DYYNO, INC. c/o Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street | Palo Alto, CA 94304-1115 Attn: Stanley F. Pierson Tel: 650.233.4500 | Fax: 650.233.4545.

8.                                      Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

9.                                      Security Deposit. The parties acknowledge and agree that Landlord has applied the $15,000.00 Security Deposit (as such term is defined in the Lease) to amounts past due under the Lease, and neither Assignor nor Assignee shall have any rights to such funds.

10.                               Counterparts. This Consent Agreement may be executed in counterparts.

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IN WITNESS WHEREOF, Landlord, Assignor and Assignee have duly executed this Consent Agreement on the day and year first above written.

LANDLORD:

EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

By:	/s/ Kenneth Young

Name:	Kenneth Young

Title:	Vice President – Leasing

ASSIGNOR:

DYYNO, INC., a California corporation

By:	/s/ Bala Balakrishnan

Name:	Bala Balakrishnan

Title:	Interim CEO

ASSIGNEE:

CARDIODX, INC., a Delaware corporation

By:	/s/ Andrew Guggenhime

Name:	Andrew Guggenhime

Title:	CFO

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EXHIBIT A

COPY OF ASSIGNMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (“Agreement”) is dated as of February 1, 2013 (for reference purposes only) by and between DYYNO, INC., a California corporation (“Assignor”) and CardioDx, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Assignor is tenant under that certain Office Lease Agreement dated October 31, 2008, by and between EOP-Embarcadero Place, L.L.C., a Delaware limited liability company (“Landlord”) and Assignor, (as modified by the First Amendment dated September 22, 2009 and the Second Amendment dated January 30, 2012, the “Lease”), respecting certain premises in the building located at 2100 Geng Road, Palo Alto, California, as more particularly described in the Lease (the “Premises”);

WHEREAS, Assignor desires to assign its interest in the Lease to Assignee and Assignee desires to assume Assignor’s obligations under the Lease, subject to the terms and conditions of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

I.                                        ASSIGNMENT OF LEASE. This Agreement shall be effective on the date (the “Effective Date”) which is the last to occur of the following: (a) the date upon which Assignor has vacated the Premises and delivered the Premises to Assignee in the condition required by the Lease, (b) the date upon which Assignee has received the Landlord’s consent to this Agreement in writing, and (c) February 1, 2013. If the Effective Date has not occurred by February 28, 2013, then Assignee may terminate this Agreement by giving written notice to the Assignor. As of the Effective Date, Assignor does hereby transfer, assign, convey and deliver to Assignee its entire right, title and interest in the Lease and the Premises, including, without limitation, all Furniture listed on Exhibit F-1 of the Lease, as it may have been amended (provided a copy of such amendment is provided to Assignee).

II.                                   ASSUMPTION OF OBLIGATIONS. As of the Effective Date, Assignee does hereby accept this assignment and, for the benefit of Assignor and Landlord, expressly assumes and agrees to hereafter perform all of the terms, covenants, conditions and obligations of Tenant under the Lease accruing on and after the Effective Date of this Agreement. The parties understand and agree, and shall seek to ensure that Landlord acknowledges in its consent to this Agreement, that Assignee shall have no responsibility for any obligations of Tenant under the Lease accruing prior to the Effective Date of this Agreement.

III.                              SECURITY DEPOSIT. Assignor acknowledges that it is in default under the Lease due to its failure to make certain payments under the Lease and that Landlord is entitled to draw upon the Security Deposit and apply the Security Deposit to the amounts Assignor owes the Landlord. For the avoidance of doubt, upon the Effective Date of this Agreement, Landlord may apply the full amount of the security deposit Assignor previously deposited

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with Landlord under the Lease, Fifteen Thousand Dollars ($15,000.00), to amounts owed by Assignor under the Lease.

IV.                               DEFAULTS. Assignor hereby acknowledges that it is in default under the Lease as a result of its failure to make certain payments thereunder, and represents and warrants that, to the best of Assignor’s knowledge, Landlord is not in default under the Lease, nor are there any events which, but for the giving of notice or passing of time, would constitute an event of default by Landlord under the Lease.

V.                                    AUTHORITY. The individual or individuals signing this Agreement on behalf of Assignee or Assignor, represent and warrant that: (i) Assignee or Assignor, respectively, is a corporation duly incorporated and organized and validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) Assignee or Assignor, respectively, has full power and authority to enter into this Agreement and to perform its obligations under this Agreement; (iii) the execution, delivery and performance of this Agreement by Assignee or Assignor have been duly and validly authorized by all necessary corporate action on the part of Assignee or Assignor and all required consents and approvals have been duly obtained; and (iv) this Agreement is a legal, valid and binding obligation of Assignee or Assignor, respectively, enforceable against Assignee or Assignor, respectively, in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

VI.                               COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

VII.                          GOVERNING LAW; ATTORNEY’S FEES. This Agreement shall be governed by the laws of the State in which the Premises are located. If any party hereto is required to institute legal action to enforce its rights under this Agreement or to have the meaning of any of its terms and provisions over which there is dispute declared and determined by a court of law, the prevailing party or parties shall be entitled to reasonable attorneys’ and experts’ fees as awarded by the court in addition to all other recoverable costs and damages.

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Executed as of the date first above written.

ASSIGNOR:

DYYNO, INC., a California corporation

By:	/s/ Bala Balakrishnan
Its:	Interim CEO

ASSIGNEE:

CardioDx, Inc., a Delaware corporation

By:	/s/ Andrew Guggenhime
Its:	Chief Financial Officer

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EXHIBIT B

FURNITURE EXHIBIT

Front Lobby Area:

6 Medium Sized Leather Chairs

1 Leather Couch

1 Wood Coffee Table

1 Miniature Wood Table for phone

1 Miniature Orange Ottoman

Kitchen / Break Area:

2 Small Round Tables

1 Large Round Table

3 Rectangular Tables

6 Black Plastic Chairs

1 Refrigerator

1 Dishwasher

Front Board Room:

1 Large Wood Board Room Table

14 Accompanying Leather Chairs

Back Conference Room:

1 Medium Wood Conference Room Table

6 Chairs of multiple varieties

Back Lounge Area Room:

1 Orange Couch

1 Orange Chair

1 Large Orange Ottoman

1 Small Dark Blue Couch

1 Wicker Chair

1 Medium Teknion Metal File Cabinet

Perimeter Private Offices:

11 Wood Desk Units with Accompanying Chairs

4 Wood Tables

8 Wood Cabinets

9 Metal File Cabinets of multiple varieties

7 Chairs of multiple varieties

Open Office Area:

23 Teknion Cubicle Units with Accompanying Chairs

6 Tall Wood Matching Cabinet Units

1 Printer

1 Glass Table

1 Small Wood Table

7 Metal File Cabinets of multiple varieties

Miscellaneous:

Myriad of desktop computers, boxes and trash of all varieties

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of March 1, 2013 by and between EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company (“Landlord”), and CARDIODX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant (as successor in interest to Dyyno, Inc., a California corporation) are parties to that certain lease dated October 31, 2008, as previously amended by that certain First Amendment dated September 22, 2009 and that certain Second Amendment (“Second Amendment”) dated January 30, 2012 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 9,372 rentable square feet (the “Premises”) described as Suite 103 on the first floor of the building commonly known as Embarcadero Place-2100 Building located at 2100 Geng Road, Palo Alto, California.

B.                                    The Lease will expire by its terms on April 30, 2014 (the “Second Extended Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Extension. The term of the Lease is hereby extended through July 31, 2014 (the “Third Extended Expiration Date”). The portion of the term of the Lease commencing on the date immediately following the Second Extended Expiration Date (the “Third Extension Date”) and ending on the Third Extended Expiration Date shall be referred to herein as the “Third Extended Term”.

2.                                      Base Rent. During the Third Extended Term, the schedule of Base Rent shall be as follows:

Period of Third Extended Term	Annual Rate Per Square Foot	Monthly Base Rent
5/1/14 – 7/31/14	$36.00	$28,116.00

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

3.                                      Security Deposit. The parties acknowledge and agree that Landlord is not holding currently a Security Deposit under the Lease. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $20,000.00, which shall become the “Security Deposit”, held by Landlord pursuant to Sections 1.8 and 21 of the Lease.

4.                                      Expenses and Taxes. During the Third Extended Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease, as amended.

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5.             Improvements to Premises.

5.1.                            Condition of Premises. Tenant acknowledges that it is in possession of the Premises and agrees to accept it “as is” without any representation by Landlord regarding its condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

5.2.                            Responsibility for Improvements to Premises. Any improvements to the Premises performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease.

6.                                      Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

6.1.                            Deletion. Section 6.2 (Third Extension Option) of the Second Amendment is hereby deleted in its entirety and is of no further force or effect.

7.             Miscellaneous.

7.1.                            This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

7.2.                            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

7.3.                            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

7.4.                            Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

7.5.                            The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.6.                            Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as

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an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

7.7.                            Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

EOP-EMBARCADERO PLACE, L.L.C., a Delaware limited liability company

By:	/s/ Kenneth Young

Name:	Kenneth Young

Title:	Vice President - Leasing

TENANT:

CARDIODX, INC., a Delaware corporation

By:	/s/ Andrew Guggenhime

Name:	Andrew Guggenhime

Title:	CFO

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